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                                                                    Exhibit 23.4

                                    CONSENT

    We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of Post-Effective Amendment No. 3 on Form S-3 to Form S-4 Registration Statement (No. 333-63519); Post-Effective Amendment No. 2 on Form S-3 to Form S-4 Registration Statement (No. 333-62211); Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (No. 333-79769) of Arch Communications Group, Inc. ("Arch"). Our review and input only pertains to the FCC matters unique to Arch which are included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors - Government regulation may burden operations" and "Industry Overview - Regulation", as this information is incorporated by reference herein. Stockholders of Arch should not rely on Wilkinson Barker Knauer, LLP with respect to any other matters or any other sections of the document.

                                     Wilkinson Barker Knauer, LLP

                                     By: /s/ Kenneth D. Patrich
                                         ------------------------
                                         Kenneth D. Patrich
Date: August 9, 1999